As filed with the Securities and Exchange Commission on June 23, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AGENUS INC.

(Exact name of Registrant as specified in its charter)

Delaware	06-1562417
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3 Forbes Road

Lexington, MA 02421

(781) 674-4400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Garo H. Armen

Chief Executive Officer and Chairman of the Board

Agenus Inc.

3 Forbes Road

Lexington, MA 02421

(781) 674-4400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Zachary Blume

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

(617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATION OF THE FILING

Agenus Inc. (“Agenus” or “the company”) is submitting this filing as a renewal of its existing Registration Statement on Form S-3, which is due to expire in July 2023. In keeping with its consistent practice over more than 20 years, the company has always maintained an active shelf Registration Statement. This practice allows Agenus the flexibility to mobilize financial resources swiftly without unnecessary delays, whenever it determines that such action is in the best interest of its stockholders. The filing of this registration statement, however, should not be interpreted as an indication of any immediate plans to depart from our historic practice with respect to issuance or selling securities.

The purpose of maintaining a shelf Registration Statement is to preserve a state of readiness for potential cash raises through the sale of securities, should the need or strategic opportunity arise. Notably, this renewal does not guarantee the issuance and sale of any securities; it merely provides the company with the option to do so, ensuring a state of preparedness.

This registration statement contains two prospectuses:

•

A base prospectus that outlines the potential offering, issuance and sale from time to time of common stock, preferred stock, warrants, debt securities and units of Agenus. The specific terms of any securities to be offered pursuant to this base prospectus will be specified in a prospectus supplement to the base prospectus.

•

A sales agreement prospectus supplement that covers the potential offering, issuance and sale from time to time of up to 184,638,269 shares of Agenus’ common stock pursuant to a sales agreement with B. Riley Securities, Inc. (formerly B. Riley FBR, Inc.).

The company would like to emphasize that the inclusion of the sales agreement prospectus for the potential offering of approximately 185 million additional shares is simply to ensure readiness. This includes approximately 35 million shares remaining from our existing engagement with B. Riley. There are no immediate plans to deviate from our historic practices with respect to selling these shares. This increase is a strategic measure that enables us to be in a state of readiness, and allows us to be opportunistic in these matters.

PROSPECTUS

Agenus Inc.

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may, from time to time, offer to sell to the public, in one or more offerings, any of the following securities:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our common stock, preferred stock and/or debt securities;

•	debt securities consisting of debentures, notes, or other evidences of indebtedness; or

•	units consisting of any combination of the foregoing securities.

We may offer and sell any combination of the securities in amounts, at prices and on terms that we will determine at the time of any particular offering, to or through one or more agents, dealers or underwriters, or directly to purchasers, including through subscription rights offerings, on a continuous or delayed basis. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, selling security holders to be named in a prospectus supplement may offer and sell our securities from time to time in one or more transactions in amounts, at prices and on terms that will determined at the time of offering.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “AGEN.”

You should read carefully and consider the “Risk Factors” referenced on page 6 of this prospectus, as well as those contained in the applicable prospectus supplement and in the documents that are incorporated by reference herein or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 23, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf process, we may, from time to time, sell any of the securities described in this prospectus in one or more offerings and selling security holders may offer such securities owned by them from time to time.

This prospectus provides you with a general description of the securities we may offer. Each time we or selling security holders sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 36 of this prospectus.

We have not authorized anyone to provide you with any additional information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” and “Agenus” mean, collectively, Agenus Inc. and its subsidiaries and their predecessors.

PROSPECTUS SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus and the applicable prospectus supplement carefully, especially the section entitled “Risk Factors” contained herein and therein and the documents incorporated by reference herein and therein, as well as the consolidated financial statements and the notes to the consolidated financial statements incorporated in this prospectus by reference.

The Company

Our Business

We are a clinical-stage company focused on developing therapies that harness the body’s immune system to combat cancer and infections. Our pipeline includes immune-modulatory antibodies, adoptive cell therapies through our subsidiary MiNK Therapeutics, Inc. (“MiNK”), and vaccine adjuvants through our subsidiary SaponiQx, Inc. (“SaponiQx”). Our approach to Immuno-oncology (“I-O”) emphasizes speed, innovation, and effective combination therapies to drive success. We believe that combination therapies and a deep understanding of each patient’s cancer will significantly expand the patient population benefiting from I-O treatments.

In addition to our diverse pipeline, we have built fully integrated capabilities encompassing novel target discovery, antibody generation, cell line development, and good manufacturing practice clinical manufacturing. We believe these integrated capabilities enable us to develop novel candidates on accelerated timelines compared to industry standards. Through strategic partnerships, we leverage our scientific expertise and capabilities to advance innovation in the field.

Our I-O portfolio is driven by several platforms and programs, which we plan to utilize individually and in combination:

•	Multiple antibody discovery platforms, including proprietary display technologies, to identify future antibody candidates.

•

Antibody candidate programs, including our lead asset, botensilimab, an Fc-enhanced CTLA-4 antibody. Data presented at the 2023 American Society of Clinical Oncology—Gastrointestinal Cancers Symposium (“ASCO-GI”) demonstrated significant activity in “cold tumors” such as microsatellite stable colorectal cancer when combined with balstilimab (PD-1). In a late-breaking presentation at ASCO-GI, the combination of botensilimab/balstilimab showed a more than 4-fold increase in survival reported for available treatments, with 63% of patients with metastatic colorectal cancer alive at 12 months. An update on this combination therapy has been selected for a late-breaking oral session at the ESMO World Congress Gastrointestinal Cancer conference. In April 2023, the botensilimab/balstilimab combination received Fast Track Designation from the United States Food and Drug Administration (“FDA”) for colorectal cancer.

•	Our saponin-based vaccine adjuvant platform, primarily centered around our cultured plant cell QS-21 STIMULONTM adjuvant

•	A pipeline of novel allogeneic invariant natural killer T cell (“iNKT”) therapies for treating cancer and other immune-mediated diseases, controlled by MiNK.

We regularly evaluate development, commercialization, and partnering strategies for each product candidate based on various factors, including pre-clinical and clinical trial results, competitive positioning, funding requirements, and available resources. Our lead program, botensilimab (AGEN1181), is progressing through multiple clinical programs designed to support accelerated development as a monotherapy and in combination with balstilimab. In 2022, we initiated global trials for botensilimab in microsatellite stable colorectal cancer, melanoma, and pancreatic cancer. We intend to file our first biologics license application for botensilimab in 2024.

We have established collaborations with several companies, including Bristol-Myers Squibb Company (“BMS”), Betta Pharmaceuticals Co., Ltd. (“Betta”), Gilead Sciences, Inc. (“Gilead”), Incyte Corporation (“Incyte”), and Merck Sharpe & Dohme (“Merck”). These collaborations, along with our internal programs, have resulted in over a dozen antibody programs currently in pre-clinical or clinical development.

Our collaboration agreement with Incyte grants Incyte exclusive licenses for monospecific antibodies targeting GITR, OX40, TIM-3, LAG-3, and an undisclosed target. Incyte has been advancing these antibodies in clinical trials. Incyte has notified us of their intent to terminate the OX40 program, effective October 2023, and both the GITR program and undisclosed program, effective May 2024. Upon termination, the rights to the OX40, GITR, and undisclosed programs revert back to us. Incyte is responsible for all future development expenses for the remaining programs, and we are eligible to receive up to an additional $315.0 million in potential milestone payments, along with royalties on future sales.

Under our collaboration and license agreement with Merck, we have exclusively licensed a monospecific antibody targeting ILT4 to them, which is currently being advanced in a Phase 2 clinical trial. Merck is responsible for all future development expenses, and we are eligible to receive up to an additional $85.0 million in potential milestone payments, as well as royalties on future sales.

In September 2018, through our subsidiary Agenus Royalty Fund, LLC, we entered into a royalty purchase agreement with XOMA (US) LLC. Pursuant to the agreement, XOMA purchased 33% of all future royalties and 10% of all future milestone payments that we are entitled to receive from Incyte and Merck, after considering our obligations to a third party. As of March 31, 2023, we remain eligible to receive up to $283.5 million and $76.5 million in potential development, regulatory, and commercial milestones from Incyte and Merck, respectively, after accounting for our obligations under the XOMA Royalty Purchase Agreement.

In December 2018, we entered into collaboration agreements with Gilead for the development and commercialization of up to five novel I-O therapies. Gilead received worldwide exclusive rights to our bispecific antibody, AGEN1423, and the exclusive option to license AGEN1223, a bispecific antibody, and AGEN2373, a monospecific antibody. All three assets are currently in clinical development. Gilead elected to return AGEN1423 to us in November 2020 and terminated the license agreement. We ceased development of AGEN1223 in the third quarter of 2021, and the option and license agreement for AGEN1223 were formally terminated in October 2021. The AGEN2373 option agreement remains in place, and we are responsible for developing the program until the option decision point. If Gilead exercises the option, we may opt-in to share development and commercialization costs in the United States in exchange for a 50:50 profit (loss) share and revised milestone payments. In March 2022, we received a $5.0 million clinical milestone under the AGEN2373 option agreement. Pursuant to the terms of the AGEN2373 option agreement, we remain eligible to receive a $50.0 million option exercise fee and up to an additional $520.0 million in aggregate milestone payments, as well as royalties on future sales.

In June 2020, we entered into a license and collaboration agreement with Betta, granting them an exclusive license to develop, manufacture, and commercialize balstilimab and zalifrelimab in Greater China. We received an upfront payment of $15.0 million and are eligible to receive up to $100.0 million in milestone payments, as well as royalties on future sales in Greater China.

In May 2021, we entered into a License, Development, and Commercialization Agreement with BMS for our pre-clinical anti-TIGIT bispecific antibody program, AGEN1777. BMS received an exclusive worldwide license to develop, manufacture, and commercialize AGEN1777 and its derivatives. We retained an option to access the licensed antibodies for use in clinical studies in combination with certain pipeline assets. We received a non-refundable upfront cash payment of $200.0 million and are eligible to receive up to $1.36 billion in development, regulatory, and commercial milestone payments, along with tiered royalties. BMS is responsible for all associated costs, and we have the option to co-fund a minority of global development costs in exchange for increased tiered royalties. We also have the option to co-promote AGEN1777 in the U.S. In October 2021, we achieved a $20.0 million milestone upon the dosing of the first patient in the AGEN1777 Phase 1 clinical trial, so have the option to co-promote AGEN1777 in the U.S.

In September 2021, we launched SaponiQx to lead innovation in novel adjuvant discovery and vaccine design, focusing on our saponin-based adjuvants. We are particularly dedicated to the development of the next-generation cultured plant cell QS-21. To support this initiative, we partnered with Ginkgo Bioworks, Inc. to develop SaponiQx’s saponin products from sustainably sourced raw materials. Our goal is to meet the demands of the vaccine industry, especially for pandemic vaccines.

Our bark extract QS-21 adjuvant is partnered with GlaxoSmithKline (“GSK”) and plays a vital role in multiple GSK vaccine programs. These programs are at various stages, including GSK’s approved shingles vaccine, SHINGRIX, which received FDA approval in the United States in October 2017.

In January 2018, we entered into a Royalty Purchase Agreement with Healthcare Royalty Partners III, L.P. and its affiliates (“HCR”). HCR purchased our worldwide rights to receive royalties from GSK on GSK’s sales of vaccines containing our QS-21 adjuvant. We do not incur clinical development costs for products partnered with GSK.

Under the agreement with HCR, we were entitled to receive milestone payments based on GSK’s vaccine sales. These milestones include $15.1 million upon GSK reaching $2.0 billion in last-twelve-months net sales prior to 2024 (the “First HCR Milestone”) and $25.25 million upon GSK reaching $2.75 billion in last-twelve-months net sales prior to 2026 (the “Second HCR Milestone”). We received the First HCR Milestone after GSK’s net sales of SHINGRIX for the twelve months ended December 31, 2019, exceeded $2.0 billion, and we received the Second HCR Milestone after GSK’s net sales of SHINGRIX for the twelve months ended June 30, 2022, exceeded $2.75 billion.

Our business activities encompass various areas such as product research, preclinical and clinical development, intellectual property prosecution, manufacturing, regulatory and clinical affairs, corporate finance and development activities, and support of collaborations. Our strategy includes developing and commercializing product candidates through existing and new collaborations.

MiNK is focused on developing unmodified iNKT cell therapies for cancer and other immune-mediated diseases. Their lead product candidate, agenT-797, is an off-the-shelf, allogeneic, native iNKT cell therapy. A Phase 1 clinical trial for the treatment of solid tumors as a monotherapy and in combination with approved checkpoint inhibitors (KEYTRUDA® and OPDIVO®) has been initiated and enrolled. MiNK is also evaluating agenT-797 as a variant-agnostic therapy for patients with viral acute respiratory distress syndrome, and top-line data from a Phase 1 clinical trial demonstrated a 77% survival rate in older, mechanically ventilated patients with COVID-19 respiratory failure. Through an assignment and license agreement with Agenus, MiNK owns the INKT technology and has the rights to develop a proprietary pipeline of engineered CAR-INKTs, TCRs, and INKT bispecific engagers. In April 2023, MiNK presented clinical response data for their lead product, agenT-797, in solid tumor cancers at the American Association for Cancer Research conference. In May 2023, MiNK presented clinical data showing a 75% survival rate in patients with severe respiratory distress treated with agenT-797 at the American Thoracic Society International Conference.

For more detailed information about our company, please refer to our filings with the SEC, as referenced in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” starting on pages 36 and 37, respectively.

Corporate Information

Our principal executive office is located at 3 Forbes Road, Lexington, MA, 02421, and our telephone number is (781) 674-4400. Our website address is www.agenusbio.com. Information contained on our website is not a part of this prospectus.

ASV®, Agenus™, MiNK™, Prophage™, Retrocyte Display™ and STIMULON™ are trademarks of Agenus Inc. and its subsidiaries. All rights reserved.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risk factors relating to Agenus that are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2022 as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and therein and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements relate to, among other things, our business strategy, our research and development, our product development efforts, our ability to commercialize our product candidates, the activities of our licensees, our prospects for initiating partnerships or collaborations, the timing of the introduction of products, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations, and intentions.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the SEC. We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities from offerings under this prospectus for general corporate purposes unless the applicable prospectus supplement states otherwise. General corporate purposes may include working capital, capital expenditures, repayment and refinancing of debt, research and development expenditures, clinical trial expenditures, acquisitions of additional companies or technologies and investments. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. We would not receive proceeds from sales by our security holders.

SELLING SECURITY HOLDERS

Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for sale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling security holder and the number of and type of securities beneficially owned by such selling security holder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling security holders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time common stock, preferred stock, debt securities, warrants to purchase any such securities or any combination of the foregoing.

In this prospectus, we refer to the common stock, preferred stock, debt securities and warrants to be sold by us collectively as “securities.”

If we issue debt securities at a discount from their original stated principal amount, then we will use the issue price, and not the principal amount, of such debt securities for purposes of calculating the total dollar amount of all securities issued under this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Agenus is authorized to issue up to 800,000,000 shares of common stock, par value $0.01 per share, with 341,663,183 issued and outstanding as of March 31, 2023. Agenus is also authorized to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, with 31,620 shares of Series A-1 convertible preferred stock (convertible into 333,333 shares of common stock) issued and outstanding as of March 31, 2023.

The following description of our capital stock does not purport to be complete and is qualified in all respects by reference to our restated certificate of incorporation, as amended, restated bylaws, and the Delaware General Corporation Law (“DGCL”).

DESCRIPTION OF COMMON STOCK

General

Each share of Agenus’ common stock has the same relative rights and is identical in all respects with each other share of common stock.

Voting Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available for payment of dividends, as the board may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our certificate of incorporation does not provide for cumulative voting for the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Each outstanding share of common stock offered by this prospectus will, when issued, be fully paid and nonassessable.

Dividends

Holders of common stock are entitled to share ratably in any dividends declared by our board of directors, subject to any preferential dividend rights of any outstanding preferred stock. Dividends consisting of shares of common stock may be paid to holders of shares of common stock. We have never declared or paid cash dividends on our common stock. We do not intend to pay cash dividends in the foreseeable future.

Preemptive Rights

Holders of common stock do not have any preemptive rights with respect to any shares that may be issued by Agenus in the future. Thus, Agenus may sell shares of its common stock without first offering them to the then holders of common stock.

Liquidation

In the event of any liquidation or dissolution of Agenus, whether voluntary or involuntary, the holders of Agenus’ common stock would be entitled to receive pro rata, after payment of all debts and liabilities of Agenus, all assets of Agenus available for distribution, subject to the rights of the holders of any preferred stock which may be issued with a priority in liquidation or dissolution over the holders of common stock.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “AGEN.”

Anti-Takeover Provisions

Statutory Business Combination Provision

Delaware has adopted a “business combination” statute (Section 203 of the DGCL) that may also have additional anti-takeover effects to provisions in Agenus’ restated certificate of incorporation and bylaws. Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

•

the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, prior to the time the interested stockholder attained that status;

•

upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

With certain exceptions, an “interested stockholder” is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

In general, Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

A Delaware corporation may “opt out” of this provision with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, Agenus has not “opted out” of this provision. Section 203 could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire Agenus.

Size of the Board and Vacancies

Our bylaws provide that the exact number of directors is determined by resolution of the board of directors or by the stockholders at the annual meeting. Our board of directors has the right to fill any vacancies resulting from death, resignation, disqualification or removal, as well as any newly created directorships arising from an increase in the size of the board.

Amendment of Charter Provisions

The affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of our voting stock, voting together as a single class, is required to, among other things, amend, alter, change or repeal certain provisions of our restated certificate of incorporation. Our bylaws may only be amended (or new bylaws adopted) by the board of directors or the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of our voting stock represented in person or by proxy at the meeting at which the amendment is voted on.

Undesignated Preferred Stock

We could issue preferred stock that could have other rights, including economic rights senior to our common stock, so that the issuance of the preferred stock could adversely affect the market value of our common stock. The issuance of the preferred stock may also have the effect of delaying, deferring or preventing a change in control of Agenus without any action by the stockholders. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	discouraging, delaying or preventing changes in control or management of Agenus.

Exclusive Forum

Our bylaws provide that, unless the our board consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative claim brought in the right of Agenus, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, or agent of Agenus to Agenus or to Agenus’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or Agenus’s certificate of incorporation or bylaws, (iv) claim to interpret, apply, enforce or determine the validity of the bylaws, (v) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware, or (vi) other claim, not subject to exclusive federal jurisdiction. The bylaws further provide that the sole and exclusive forum for any action or proceeding arising under the Securities Act will be the federal district courts of the United States. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware and certain federal securities law, these provisions may have the effect of discouraging lawsuits against our directors and officers.

Transfer Agent

The transfer agent and registrar for Agenus common stock is American Stock Transfer & Trust Company. Its telephone number is (800) 937-5449.

DESCRIPTION OF PREFERRED STOCK

We currently have authorized 5,000,000 shares of preferred stock, par value $0.01 per share, with 31,620 shares of Series A-1 convertible preferred stock issued and outstanding (convertible into 333,333 shares of common stock) issued and outstanding as of March 31, 2023. The remaining 4,968,380 authorized shares of preferred stock are undesignated and not issued or outstanding as of the date of this prospectus. As of the date of this prospectus, we do not have any equity securities that would be senior to, or on par with, our authorized preferred stock.

Preferred Stock

This section describes the general terms and provisions of the preferred stock that we may offer by this prospectus. The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock we will issue will be governed by our restated certificate of incorporation, as amended, including the certificate of designations relating to such series of preferred stock, and our bylaws, as amended. In this section entitled “Description of Preferred Stock,” references to “Agenus,” “we,” “our” and “us” refer only to Agenus Inc. and not to its consolidated subsidiaries.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designations relating to that series. We will incorporate by reference as an exhibit to the registration statement that includes this prospectus the form of any certificate of designations which describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include the following, to the extent applicable:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation for dividends, if any;

•	whether any dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•

the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares, when issued in accordance with the terms of the applicable agreement, will be validly issued, fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Section 242 of DGCL provides that the holders of each class or series of stock will have the right to vote separately as a class on certain amendments to our restated certificate of incorporation that would affect the class or series of preferred stock, as applicable. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

DESCRIPTION OF WARRANTS

As of March 31, 2023, warrants to purchase approximately 1,980,000 shares of our common stock with a weighted average exercise price per share of $2.87 were outstanding.

We may issue warrants or other rights. We may issue these securities in such amounts or in as many distinct series as we wish. This section summarizes the terms of these securities that apply generally. We will describe the financial and other specific terms of any such series of securities in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

When we refer to a series of securities in this section, we mean all securities issued as part of the same series under any applicable indenture, agreement or other instrument. When we refer to the prospectus supplement, we mean the applicable prospectus supplement describing the specific terms of the security you purchase. The terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

In this section entitled “Description of Warrants,” references to “Agenus,” “we,” “our” and “us” refer only to Agenus Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own warrants or other rights registered in their own names, on the books that we or any applicable trustee or warrant or rights agent maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries.

Warrants

The following description of warrants does not purport to be complete and is qualified in its entirety by reference to the description of a particular series of warrants contained in an applicable prospectus supplement. For information relating to common stock and preferred stock, see “Description of Common Stock” and “Description of Preferred Stock,” respectively.

We may offer by means of this prospectus warrants for the purchase of our preferred stock or common stock. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Agreements

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Each series of warrants may be evidenced by certificates and may be issued under a separate indenture, agreement or other instrument to be entered into between us and a bank that we select as agent with respect to such series. The agent, if any, will have its principal office in the U.S. and have a combined capital and surplus of at least $50,000,000. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.

General Terms of Warrants

The prospectus supplement relating to a series of warrants will identify the name and address of the warrant agent, if any. The prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title and issuer of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	the designation and terms of the other securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of security;

•	if applicable, the date on and after which the warrants and any related securities will be separately transferable;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of such securities may be listed;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of warrants that may be exercised at any one time;

•	whether the warrants will be issued in fully registered for or bearer form, in global or non-global form or in any combination of these forms;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain U.S. federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. If any warrant is exercisable for other securities or other property, the following provisions will apply. Each such warrant may be exercised at any time up to any expiration date and time mentioned in the prospectus supplement relating to those warrants. After the close of business on any applicable expiration date, unexercised warrants will become void.

Warrants may be exercised by delivery of the certificate representing the securities to be exercised, or in the case of global securities by delivery of an exercise notice for those warrants, together with certain information, and payment to any agent in immediately available funds, as provided in the prospectus supplement, of the required purchase amount, if any. Upon receipt of payment and the certificate or exercise notice properly executed at the office indicated in the prospectus supplement, we will, in the time period the relevant agreement provides, issue and deliver the securities or other property purchasable upon such exercise. If fewer than all of the warrants represented by such certificates are exercised, a new certificate will be issued for the remaining amount of warrants.

If mentioned in the prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Antidilution Provisions

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. In the case of warrants to purchase common stock, the exercise price payable and the number of shares of common stock purchasable upon warrant exercise may be adjusted in certain events, including:

•	the issuance of a stock dividend to common shareholders or a combination, subdivision or reclassification of common stock;

•

the issuance of rights, warrants or options to all common and preferred shareholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per share of common stock;

•	any distribution to our common shareholders of evidences of our indebtedness of assets, excluding cash dividends or distributions referred to above; and

•	any other events mentioned in the prospectus supplement.

The prospectus supplement will describe which, if any, of these provisions shall apply to a particular series of warrants. Unless otherwise specified in the applicable prospectus supplement, no adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number and no fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We and any agent for any series of warrants may amend any warrant or rights agreement and the terms of the related warrants by executing a supplemental agreement, without any such warrantholders’ consent, for the purpose of:

•

curing any ambiguity, any defective or inconsistent provision contained in the agreement, or making any other corrections to the agreement that are not inconsistent with the provisions of the warrant certificates;

•	evidencing the succession of another corporation to us and its assumption of our covenants contained in the agreement and the securities;

•	appointing a successor depository, if the securities are issued in the form of global securities;

•	evidencing a successor agent’s acceptance of appointment with respect to any securities;

•	adding to our covenants for the benefit of securityholders or surrendering any right or power we have under the agreement;

•	issuing warrants in definitive form, if such securities are initially issued in the form of global securities; or

•	amending the agreement and the warrants as we deem necessary or desirable and that will not adversely affect the interests of the applicable warrantholders in any material respect.

We and any agent for any series of warrants may also amend any agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the warrants of any series affected by such amendment, for the purpose of adding, modifying or eliminating any of the agreement’s provisions or of modifying the rights of the holders of warrants. However, no such amendment that:

•	reduces the number or amount of securities receivable upon any exercise of any such security;

•	shortens the time period during which any such security may be exercised;

•	otherwise adversely affects the exercise rights of warrantholders in any material respect; or

•	reduces the number of securities the consent of holders of which is required for amending the agreement or the related warrants;

may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Any agreement with respect to warrants will provide that we are generally permitted to merge or consolidate with another corporation or other entity. Any such agreement will also provide that we are permitted to sell our assets substantially as an entirety to another corporation or other entity or to have another entity sell its assets substantially as an entirety to us. With regard to any series of warrants, however, we may not take any of these actions unless all of the following conditions are met:

•

if we are not the successor entity, the person formed by the consolidation or into or with which we merge or the person to which our properties and assets are conveyed, transferred or leased must be an entity organized and existing under the laws of the United States, any state or the District of Columbia and must expressly assume the performance of our covenants under any relevant indenture, agreement or other instrument; and

•	we or that successor corporation must not immediately be in default under that agreement.

Enforcement by Holders of Warrants

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Any agent for any series of warrants will act solely as our agent under the relevant agreement and will not assume any obligation or relationship of agency or trust for any securityholder. A single bank or trust company may act as agent for more than one issue of securities. Any such agent will have no duty or responsibility in case we default in performing our obligations under the relevant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any securityholder may, without the agent’s consent or consent of any other securityholder, enforce by appropriate legal action its right to exercise any warrant exercisable for any property.

Replacement of Certificates

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We will replace any destroyed, lost, stolen or mutilated warrant or rights certificate upon delivery to us and any applicable agent of satisfactory evidence of the ownership of that certificate and of its destruction, loss, theft or mutilation, and (in the case of mutilation) surrender of that certificate to us or any applicable agent, unless we have, or the agent has, received notice that the certificate has been acquired by a bona fide purchaser. That securityholder will also be required to provide indemnity satisfactory to us and the relevant agent before a replacement certificate will be issued.

Title

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We, any agents for any series of warrants and any of their agents may treat the registered holder of any certificate as the absolute owner of the securities evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

DESCRIPTION OF DEBT SECURITIES

Any debt securities we may issue, offered by this prospectus and any accompanying prospectus supplement, will be issued under an indenture to be entered into between Agenus and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of Agenus and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety to the detailed provisions of the indenture.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000, or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of Agenus.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

Those who hold certificated debt securities may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. There will be no service charge for any transfer or exchange of certificated debt securities but there may be a requirement to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Those who hold certificated debt securities may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of the Company, the trustee, any payment agent, or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising, or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Agenus, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets, or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger, and Sale of Assets

We have agreed in the indenture that we will not consolidate with or merge into any other person, or convey, transfer, sell, or lease our properties and assets substantially as an entirety to any person, unless:

•

the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold, or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia, or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of, and premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•

we fail to comply with any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency, or reorganization of Agenus or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of, or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency, or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium, or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when Agenus has outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency, or reorganization occurs, the principal, premium, and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control of Agenus permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to cure any ambiguity, defect, or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time, we and the trustee may, with the consent of holders of at least a majority in principal amount of the outstanding debt securities, amend or supplement the indenture or the debt securities, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities, or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required, or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(1) to register the transfer or exchange of such debt securities;

(2) to replace temporary or mutilated, destroyed, lost, or stolen debt securities;

(3) to compensate and indemnify the trustee; or

(4) to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•

to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•

U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•

a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

which in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•

in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•

in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•

in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities which are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of Agenus, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements that we may enter into. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

In this section entitled “Description of Units,” references to “Agenus,” “we,” “our” and “us” refer only to Agenus Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own units registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in units registered in street name or in units issued in book-entry form through one or more depositaries.

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock, and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants” and “Description of Debt Securities” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Enforcement of Rights

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, rights agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, preferred stock, common stock or warrants, as relevant.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

Modification without Consent of Holders

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent of Holders

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•

reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•

if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We will issue each unit in global—that is, book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.

In addition, we will issue each unit in registered form, unless we say otherwise in the applicable prospectus supplement. Bearer securities would be subject to special provisions, as we describe below under “Securities Issued in Bearer Form.”

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•

Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•

Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•

If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable.

PLAN OF DISTRIBUTION

We and any selling security holders may sell the securities covered by this prospectus directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from us. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions.

If underwriters are used in an offering of securities, such offered securities may be resold in one or more transactions:

•

on any national securities exchange or quotation service on which the preferred stock or the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Capital Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

Each prospectus supplement will state the terms of the offering, including, but not limited to:

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the securities and the net proceeds that we will receive from the sale;

•	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities offered by such prospectus supplement, they will be required to purchase all of such offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

We may designate agents who agree to use their reasonable efforts to solicit purchasers for the period of their appointment or to sell securities on a continuing basis. We may also sell securities directly to one or more purchasers without using underwriters or agents.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make. The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

The aggregate proceeds to us from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In order to comply with the securities laws of certain states, if applicable, any securities covered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to comply with the securities laws of some states, if applicable, the shares of common stock offered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Transfer Agent

The transfer agent and registrar for Agenus common stock is American Stock Transfer & Trust Company. Its telephone number is (800) 937-5449.

LEGAL MATTERS

The validity of the securities that may be offered hereby will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Agenus Inc. as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Agenus Inc. is subject to the information requirements of the Exchange Act and files annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov. Documents we have filed with the SEC are also available on our website through the investor link at www.agenusbio.com. Information contained on our web site does not constitute a part of this prospectus and is not incorporated by reference herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC. This helps us disclose certain important information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference each of the documents listed below.

•	our Annual Report on Form 10-K for the year ended December 31, 2022 (File No. 000-29089);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (File No. 000-29089);

•

our Current Reports on Form 8-K filed on March 30, 2023, April  24, 2023 and June 15, 2023 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed) (File No. 000-29089);

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2022 from our Proxy Statement on Schedule 14A filed with the SEC on April 28, 2023 (File No. 000-29089); and

•

the description of our common stock contained in our registration statement on Form 8-A filed under the Exchange Act on January 24, 2000, including any amendment or reports filed for the purpose of updating such descriptions (File No. 000-29089).

All filings by Agenus pursuant to the Exchange Act subsequent to the date hereof and prior to effectiveness of this registration statement are incorporated in this registration statement and deemed to be a part hereof from the date of filing of such documents or reports. In addition, all documents and reports filed by Agenus subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

We will provide each person to whom this prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain copies of these filings, at no cost, through the “Investor” section of our website (www.agenusbio.com), and you may request copies of these filings, at no cost, by writing or telephoning us at:

Agenus Inc.

Attention: Secretary

3 Forbes Road

Lexington, MA 02421

Telephone: (781) 674-4400

The information contained on our website is not a part of this prospectus.

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

PROSPECTUS

June 23, 2023

PROSPECTUS SUPPLEMENT

Agenus Inc.

Up to 184,638,269 Shares

Common Stock

We have renewed our “at the market” (“ATM”) facility with B. Riley Securities, Inc. (formerly B. Riley FBR, Inc., “B. Riley”) under our At Market Issuance Sales Agreement (“ATM Sales Agreement”) dated July 22, 2020, pursuant to which we may, from time to time, issue and sell the shares of our common stock, par value $0.01 per share, covered by this prospectus supplement.

We have had ATM programs in place since 2008, which have allowed us to raise capital by selling shares of our common stock in open market transactions at our discretion. Unlike in underwritten public offerings, sales under ATM programs are not marketed, they are made at prevailing market prices, and they are generally less dilutive to stockholders than marketed offerings that generate the same net proceeds because (i) they are typically less expensive to transact than marketed offerings and (ii) they can be executed without a discount to the prevailing market price of the stock that is typical in marketed offerings. Our board of directors has concluded that, at this time, it is in our best interest to have an ATM program available and to be used at our discretion for capital raising, since it enables us to determine the timing, the quantity and pricing of sales. The 184,638,269 shares of our common stock under this prospectus supplement includes approximately 35 million shares of our common stock previously registered for issuance and sale under the ATM Sales Agreement that are being carried forward. We have not sold shares of our common stock in a marketed offering since May 2015, and any sales pursuant to the ATM program with B. Riley would not constitute a marketed offering.

Our common stock trades on the Nasdaq Capital Market (“Nasdaq”) under the symbol “AGEN.” The last reported sale price of our common stock on Nasdaq on June 22, 2023 was $1.78 per share.

Shares of our common stock covered by this prospectus supplement and the accompanying prospectus may be sold by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). When it receives a sale order from us, B. Riley has agreed to use its commercially reasonable efforts to execute on the order on mutually agreed terms. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation payable to B. Riley for sales of common stock sold pursuant to the ATM Sales Agreement will be an aggregate of 3.0% of the gross proceeds of the sales price of common stock sold. We anticipate no other commissions or material expenses for sales under the ATM Sales Agreement. The orders will be executed at price limits imposed by us. As a comparison, marketed offerings are typically executed at prices negotiated by the buyers in such offerings, with issuers incurring higher expenses, including financial advisor fees, discounts and commissions that are generally substantially higher than those to be paid under the ATM Sales Agreement, often 6.0% of the gross proceeds or higher.

Even though this prospectus supplement does not relate to a marketed offering of our common stock, in connection with the sale of common stock under the ATM Sales Agreement, B. Riley will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of B. Riley will be deemed to be underwriting commissions or discounts. We have agreed to indemnify B. Riley against certain civil liabilities, including liabilities under the Securities Act. See the section titled “Plan of Distribution” on page S-12 of this prospectus supplement.

You should read carefully and consider the “Risk Factors” referenced on page S-8 of this prospectus supplement and the risk factors described in other documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

B. RILEY SECURITIES

The date of this prospectus is June 23, 2023

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process on June 23, 2023. Under the shelf registration process, we may offer shares of our common stock from time to time under this prospectus supplement and the accompanying prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference include important information about us, the shares being offered and other information you should know before investing in our common stock.

You should rely only on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and B. Riley has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus. We are not, and B. Riley is not, offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement and the accompanying prospectus or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

As used in this prospectus supplement, unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” and “Agenus” mean, collectively, Agenus Inc. and its subsidiaries and their predecessors.

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference. It does not contain all of the information that you should consider before buying our securities. You should read this prospectus supplement and the accompanying prospectus in their entirety, including the information incorporated by reference herein and therein.

The Company

Our Business

We are a clinical-stage company focused on developing therapies that harness the body’s immune system to combat cancer and infections. Our pipeline includes immune-modulatory antibodies, adoptive cell therapies through our subsidiary MiNK Therapeutics, Inc. (“MiNK”), and vaccine adjuvants through our subsidiary SaponiQx, Inc. (“SaponiQx”). Our approach to Immuno-oncology (“I-O”) emphasizes speed, innovation, and effective combination therapies to drive success. We believe that combination therapies and a deep understanding of each patient’s cancer will significantly expand the patient population benefiting from I-O treatments.

In addition to our diverse pipeline, we have built fully integrated capabilities encompassing novel target discovery, antibody generation, cell line development, and good manufacturing practice clinical manufacturing. We believe these integrated capabilities enable us to develop novel candidates on accelerated timelines compared to industry standards. Through strategic partnerships, we leverage our scientific expertise and capabilities to advance innovation in the field.

Our I-O portfolio is driven by several platforms and programs, which we plan to utilize individually and in combination:

•	Multiple antibody discovery platforms, including proprietary display technologies, to identify future antibody candidates.

•

Antibody candidate programs, including our lead asset, botensilimab, an Fc-enhanced CTLA-4 antibody. Data presented at the 2023 American Society of Clinical Oncology—Gastrointestinal Cancers Symposium (“ASCO-GI”) demonstrated significant activity in “cold tumors” such as microsatellite stable colorectal cancer when combined with balstilimab (PD-1). In a late-breaking presentation at ASCO-GI, the combination of botensilimab/balstilimab showed a more than 4-fold increase in survival reported for available treatments, with 63% of patients with metastatic colorectal cancer alive at 12 months. An update on this combination therapy has been selected for a late-breaking oral session at the ESMO World Congress Gastrointestinal Cancer conference. In April 2023, the botensilimab/balstilimab combination received Fast Track Designation from the United States Food and Drug Administration (“FDA”) for colorectal cancer.

•	Our saponin-based vaccine adjuvant platform, primarily centered around our cultured plant cell QS-21 STIMULONTM adjuvant

•	A pipeline of novel allogeneic invariant natural killer T cell (“iNKT”) therapies for treating cancer and other immune-mediated diseases, controlled by MiNK.

We regularly evaluate development, commercialization, and partnering strategies for each product candidate based on various factors, including pre-clinical and clinical trial results, competitive positioning, funding requirements, and available resources. Our lead program, botensilimab (AGEN1181), is progressing through multiple clinical programs designed to support accelerated development as a monotherapy and in combination with balstilimab. In 2022, we initiated global trials for botensilimab in microsatellite stable colorectal cancer, melanoma, and pancreatic cancer. We intend to file our first biologics license application for botensilimab in 2024.

We have established collaborations with several companies, including Bristol-Myers Squibb Company (“BMS”), Betta Pharmaceuticals Co., Ltd. (“Betta”), Gilead Sciences, Inc. (“Gilead”), Incyte Corporation (“Incyte”), and Merck Sharpe & Dohme (“Merck”). These collaborations, along with our internal programs, have resulted in over a dozen antibody programs currently in pre-clinical or clinical development.

Our collaboration agreement with Incyte grants Incyte exclusive licenses for monospecific antibodies targeting GITR, OX40, TIM-3, LAG-3, and an undisclosed target. Incyte has been advancing these antibodies in clinical trials. Incyte has notified us of their intent to terminate the OX40 program, effective October 2023, and both the GITR program and undisclosed program, effective May 2024. Upon termination, the rights to the OX40, GITR, and undisclosed programs revert back to us. Incyte is responsible for all future development expenses for the remaining programs, and we are eligible to receive up to an additional $315.0 million in potential milestone payments, along with royalties on future sales.

Under our collaboration and license agreement with Merck, we have exclusively licensed a monospecific antibody targeting ILT4 to them, which is currently being advanced in a Phase 2 clinical trial. Merck is responsible for all future development expenses, and we are eligible to receive up to an additional $85.0 million in potential milestone payments, as well as royalties on future sales.

In September 2018, through our subsidiary Agenus Royalty Fund, LLC, we entered into a royalty purchase agreement with XOMA (US) LLC. Pursuant to the agreement, XOMA purchased 33% of all future royalties and 10% of all future milestone payments that we are entitled to receive from Incyte and Merck, after considering our obligations to a third party. As of March 31, 2023, we remain eligible to receive up to $283.5 million and $76.5 million in potential development, regulatory, and commercial milestones from Incyte and Merck, respectively, after accounting for our obligations under the XOMA Royalty Purchase Agreement.

In December 2018, we entered into collaboration agreements with Gilead for the development and commercialization of up to five novel I-O therapies. Gilead received worldwide exclusive rights to our bispecific antibody, AGEN1423, and the exclusive option to license AGEN1223, a bispecific antibody, and AGEN2373, a monospecific antibody. All three assets are currently in clinical development. Gilead elected to return AGEN1423 to us in November 2020 and terminated the license agreement. We ceased development of AGEN1223 in the third quarter of 2021, and the option and license agreement for AGEN1223 were formally terminated in October 2021. The AGEN2373 option agreement remains in place, and we are responsible for developing the program until the option decision point. If Gilead exercises the option, we may opt-in to share development and commercialization costs in the United States in exchange for a 50:50 profit (loss) share and revised milestone payments. In March 2022, we received a $5.0 million clinical milestone under the AGEN2373 option agreement. Pursuant to the terms of the AGEN2373 option agreement, we remain eligible to receive a $50.0 million option exercise fee and up to an additional $520.0 million in aggregate milestone payments, as well as royalties on future sales.

In June 2020, we entered into a license and collaboration agreement with Betta, granting them an exclusive license to develop, manufacture, and commercialize balstilimab and zalifrelimab in Greater China. We received an upfront payment of $15.0 million and are eligible to receive up to $100.0 million in milestone payments, as well as royalties on future sales in Greater China.

In May 2021, we entered into a License, Development, and Commercialization Agreement with BMS for our pre-clinical anti-TIGIT bispecific antibody program, AGEN1777. BMS received an exclusive worldwide license to develop, manufacture, and commercialize AGEN1777 and its derivatives. We retained an option to access the licensed antibodies for use in clinical studies in combination with certain pipeline assets. We received a non-refundable upfront cash payment of $200.0 million and are eligible to receive up to $1.36 billion in development, regulatory, and commercial milestone payments, along with tiered royalties. BMS is responsible for all associated costs, and we have the option to co-fund a minority of global development costs in exchange for increased tiered royalties. We also have the option to co-promote AGEN1777 in the U.S. In October 2021, we achieved a $20.0 million milestone upon the dosing of the first patient in the AGEN1777 Phase 1 clinical trial, so have the option to co-promote AGEN1777 in the U.S.

In September 2021, we launched SaponiQx to lead innovation in novel adjuvant discovery and vaccine design, focusing on our saponin-based adjuvants. We are particularly dedicated to the development of the next-generation cultured plant cell QS-21. To support this initiative, we partnered with Ginkgo Bioworks, Inc. to develop SaponiQx’s saponin products from sustainably sourced raw materials. Our goal is to meet the demands of the vaccine industry, especially for pandemic vaccines.

Our bark extract QS-21 adjuvant is partnered with GlaxoSmithKline (“GSK”) and plays a vital role in multiple GSK vaccine programs. These programs are at various stages, including GSK’s approved shingles vaccine, SHINGRIX, which received FDA approval in the United States in October 2017.

In January 2018, we entered into a Royalty Purchase Agreement with Healthcare Royalty Partners III, L.P. and its affiliates (“HCR”). HCR purchased our worldwide rights to receive royalties from GSK on GSK’s sales of vaccines containing our QS-21 adjuvant. We do not incur clinical development costs for products partnered with GSK.

Under the agreement with HCR, we were entitled to receive milestone payments based on GSK’s vaccine sales. These milestones include $15.1 million upon GSK reaching $2.0 billion in last-twelve-months net sales prior to 2024 (the “First HCR Milestone”) and $25.25 million upon GSK reaching $2.75 billion in last-twelve-months net sales prior to 2026 (the “Second HCR Milestone”). We received the First HCR Milestone after GSK’s net sales of SHINGRIX for the twelve months ended December 31, 2019, exceeded $2.0 billion, and we received the Second HCR Milestone after GSK’s net sales of SHINGRIX for the twelve months ended June 30, 2022, exceeded $2.75 billion.

Our business activities encompass various areas such as product research, preclinical and clinical development, intellectual property prosecution, manufacturing, regulatory and clinical affairs, corporate finance and development activities, and support of collaborations. Our strategy includes developing and commercializing product candidates through existing and new collaborations.

MiNK is focused on developing unmodified iNKT cell therapies for cancer and other immune-mediated diseases. Their lead product candidate, agenT-797, is an off-the-shelf, allogeneic, native iNKT cell therapy. A Phase 1 clinical trial for the treatment of solid tumors as a monotherapy and in combination with approved checkpoint inhibitors (KEYTRUDA® and OPDIVO®) has been initiated and enrolled. MiNK is also evaluating agenT-797 as a variant-agnostic therapy for patients with viral acute respiratory distress syndrome, and top-line data from a Phase 1 clinical trial demonstrated a 77% survival rate in older, mechanically ventilated patients with COVID-19 respiratory failure. Through an assignment and license agreement with Agenus, MiNK owns the INKT technology and has the rights to develop a proprietary pipeline of engineered CAR-INKTs, TCRs, and INKT bispecific engagers. In April 2023, MiNK presented clinical response data for their lead product, agenT-797, in solid tumor cancers at the American Association for Cancer Research conference. In May 2023, MiNK presented clinical data showing a 75% survival rate in patients with severe respiratory distress treated with agenT-797 at the American Thoracic Society International Conference.

For more detailed information about our company, please refer to our filings with SEC, as referenced in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” beginning on pages S-15 and S-16, respectively.

Corporate Information

Our principal executive office is located at 3 Forbes Road, Lexington, MA, 02421, and our telephone number is (781) 674-4400. Our website address is www.agenusbio.com.

Information contained on our website is not a part of this prospectus supplement.

ASV®, Agenus™, MiNK™, Prophage™, Retrocyte Display™ and STIMULON™ are trademarks of Agenus Inc. and its subsidiaries. All rights reserved.

THE OFFERING

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, you should read the section entitled “Description of Common Stock.”

Common stock offered by us	Up to 184,638,269 shares

Common stock outstanding after this offering	Up to 526,301,452 shares. The actual number of shares issued will vary depending on how many shares we choose to sell under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time for our common stock in the United States through our sales agent, B. Riley. See the section entitled “Plan of Distribution” below.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes which may include working capital, capital expenditures, repayment and refinancing of debt, research and development expenditures, clinical trial expenditures, acquisitions of additional companies or technologies and investments. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

Risk factors	Your investment in our common stock involves substantial risks. You should consider the “Risk Factors” included and incorporated by reference in this prospectus supplement, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq symbol	AGEN

The number of shares of our common stock to be outstanding after this offering is based on approximately 341,663,183 shares of our common stock outstanding as of March 31, 2023 and does not include:

•	1,980,000 shares issuable upon the exercise of outstanding or issuable warrants with a weighted-average exercise price of $2.87 per share;

•	43,677,666 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $3.31 per share;

•	2,546,278 unvested shares;

•	333,333 shares issuable upon the conversion of our outstanding shares of series A-1 convertible preferred stock;

•	1,000,000 shares issuable under our 2019 Employee Stock Purchase Plan;

•	447,746 shares issuable under our Amended and Restated Directors’ Deferred Compensation Plan;

•	6,657,264 shares reserved for future issuance under our 2019 Equity Incentive Plan;

•	913,522 shares reserved for future issuance under our 2015 Inducement Equity Plan; and

•	24,556,719 shares issued since March 31, 2023 pursuant to the At Market Issuance Sales Agreement dated July 22, 2020 by and between Agenus and B. Riley.

RISK FACTORS

Before purchasing any of the securities you should carefully consider the risk factors relating to Agenus described below and incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2022 as well as the risks, uncertainties and additional information set forth in our reports on Forms 10-K, 10-Q and 8-K filed with the SEC, and in the other documents incorporated by reference in this prospectus and the accompanying prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

Additional Risks Relating to this Offering and Our Common Stock

We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

We currently intend to use the net proceeds of this offering, if any, for general corporate purposes which may include working capital, capital expenditures, repayment and refinancing of debt, research and development expenditures, clinical trial expenditures, acquisitions of additional companies or technologies and investments. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See “Use of Proceeds.”

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. Assuming the sale of 184,638,269 shares of our common stock in this offering, based on the assumed public offering price of $1.78 per share, which was the last reported sale price of our common stock on Nasdaq on June 22, 2023, and net tangible book value per share of our common stock of $(0.25) as of March 31, 2023, if you purchase shares in this offering, you will suffer immediate and substantial dilution of $1.33 per share in the net tangible book value of common stock purchased. To the extent shares are issued under outstanding options or warrants, you will incur further dilution. See “Dilution” for a more detailed description of the dilution to new investors in the offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements relate to, among other things, our business strategy, our research and development, our product development efforts, our ability to commercialize our product candidates, the activities of our licensees, our prospects for initiating partnerships or collaborations, the timing of the introduction of products, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations, and intentions.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the SEC. We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

USE OF PROCEEDS

We intend to use the net proceeds from this offering for general corporate purposes which may include working capital, capital expenditures, repayment and refinancing of debt, research and development expenditures, clinical trial expenditures, acquisitions of additional companies or technologies and investments. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share after this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our net tangible book value as of March 31, 2023 was $(84.4) million, or $(0.25) per share of common stock. After giving effect to the sale of our common stock in the aggregate amount of $331.1 million at an assumed offering price of $1.78 per share, the last reported sale price of our common stock on Nasdaq as of June 22, 2023, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of March 31, 2023 would have been $234.4 million, or $0.45 per share of common stock. This represents an immediate increase in the net tangible book value of $0.69 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $1.33 per share to new investors. The following table illustrates this per share dilution:

Assumed offering price per share	$1.78
Net tangible book value per share as of March 31, 2023	$(0.25)
Increase in net tangible book value per share after this offering	$0.69
As-Adjusted net tangible book value per share as of March 31, 2023, after giving effect to this offering	$0.45
Dilution per share to new investors in this offering	$1.33

The above discussion and table are based on approximately 341,663,183 shares of our common stock outstanding as of March 31, 2023 and does not include:

•	1,980,000 shares issuable upon the exercise of outstanding or issuable warrants with a weighted-average exercise price of $2.87 per share;

•	43,677,666 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $3.31 per share;

•	2,546,278 unvested shares;

•	333,333 shares issuable upon the conversion of our outstanding shares of series A-1 convertible preferred stock;

•	1,000,000 shares issuable under our 2019 Employee Stock Purchase Plan;

•	447,746 shares issuable under our Amended and Restated Directors’ Deferred Compensation Plan;

•	6,657,264 shares reserved for future issuance under our 2019 Equity Incentive Plan;

•	913,522 shares reserved for future issuance under our 2015 Inducement Equity Plan; and

•	24,556,719 shares issued since March 31, 2023 pursuant to the At Market Issuance Sales Agreement dated July 22, 2023 by and between Agenus and B. Riley.

PLAN OF DISTRIBUTION

Pursuant to the ATM Sales Agreement we may issue and sell an aggregate of up to 184,638,269 shares of our common stock from time to time through B. Riley. The ATM Sales Agreement has been filed with the SEC and is incorporated by reference into this prospectus. This is a brief summary of the material terms of the ATM Sales Agreement and does not purport to be a complete statement of its terms and conditions.

Each time that we wish to sell common stock under the ATM Sales Agreement, we will provide B. Riley with a placement notice describing the number or dollar value of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one day and any minimum price below which sales may not be made.

Upon receipt of a placement notice from us, and subject to the terms and conditions of the ATM Sales Agreement, B. Riley has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations, and the rules of Nasdaq to sell such shares up to the amount specified. The settlement between us and B. Riley of each sale will occur on the second trading day following the date on which the sale was made or on some other date that is agreed upon by us and B. Riley in connection with a particular transaction. The obligation of B. Riley under the ATM Sales Agreement to sell our common stock pursuant to a placement notice is subject to a number of conditions.

We will pay B. Riley a commission of up to 3.0% of the gross proceeds of the sale price per share. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to B. Riley under the terms of the ATM Sales Agreement, will be approximately 50,000.

The actual proceeds to us will vary depending on the number of shares sold and the prices of such sales. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

In connection with the sale of our common stock contemplated in this prospectus, B. Riley will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to B. Riley will be deemed to be underwriting commissions or discounts. We have agreed to indemnify B. Riley against certain civil liabilities, including liabilities under the Securities Act.

Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and B. Riley may agree upon. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

The offering of our common stock pursuant to the ATM Sales Agreement will terminate on the earlier of (1) the issuance and sale of all of our common stock subject to the ATM Sales Agreement, or (2) termination of the ATM Sales Agreement by us or B. Riley.

LEGAL MATTERS

The validity of the securities that may be offered hereby will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. B. Riley is being represented by The NBD Group, Inc.

EXPERTS

The consolidated financial statements of Agenus Inc. as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are a part of a Registration Statement on Form S-3 filed with the SEC. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the information requirements of the Exchange Act and file annual, quarterly and special reports, proxy statements and other information with the SEC. We file many of our documents electronically with the SEC, and you may access those documents over the Internet. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Documents we have filed with the SEC are also available on our website through the investor link at www.agenusbio.com. Information contained on our web site does not constitute a part of this prospectus and is not incorporated by reference herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus the information we file with the SEC. This helps us disclose certain important information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference each of the documents listed below.

•	our Annual Report on Form 10-K for the year ended December 31, 2022 (File No. 000-29089);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (File No. 000-29089);

•

our Current Reports on Form 8-K filed on March 30, 2023, April  24, 2023 and June 15, 2023 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed) (File No. 000-29089);

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2022 from our Proxy Statement on Schedule 14A filed with the SEC on April 28, 2023 (File No. 000-29089); and

•

the description of our common stock contained in our registration statement on Form 8-A filed under the Exchange Act on January 24, 2000, including any amendment or reports filed for the purpose of updating such descriptions (File No. 000-29089).

All filings by Agenus pursuant to the Exchange Act subsequent to the date hereof and prior to effectiveness of this registration statement are incorporated in this registration statement and deemed to be a part hereof from the date of filing of such documents or reports. In addition, all documents and reports filed by Agenus subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

We will provide to each person to whom this prospectus supplement and the accompanying prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. You may obtain copies of these filings, at no cost, through the “Investor” section of our website (www.agenusbio.com), and you may request copies of these filings, at no cost, by writing or telephoning us at:

Agenus Inc.

Attention: Secretary

3 Forbes Road

Lexington, MA 02421

Telephone: (781) 674-4400

The information contained on our website is not a part of this prospectus.

Up to 184,638,269 Shares

Common Stock

PROSPECTUS

B. RILEY SECURITIES

June 23, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses in connection with the registration of the securities offered hereby. Agenus Inc. will bear all of these expenses. All amounts are estimated except for the SEC registration fee:

Item	Amount
SEC registration fee		$36,218*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing and related expenses		**
Miscellaneous		**
Total	$	**

*

Pursuant to Rule 456(b) and Rule 457(r), we are deferring payment of registration fees for the securities covered by this registration statement, except for $36,218, related to 184,638,269 shares of common stock that may be issued and sold under a sales agreement with B. Riley Securities, Inc.

**	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits, in general, a Delaware corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another business enterprise in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including the expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation’s power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, provided that no indemnification shall be provided in such actions in the event of any adjudication of negligence or misconduct in the performance of such person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply. Section 145 of the Delaware General Corporation Law also permits, in general, a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person against such liability.

We have entered into indemnification agreements with each of our directors and certain executive officers and have obtained insurance covering our directors and officers against losses and insuring us against certain of our obligations to indemnify our directors and officers.

Our Sixth Amended and Restated By-Laws provide that we shall indemnify each of our directors and officers, to the maximum extent permitted from time to time by law, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by reason of the fact that he or she is a director or officer.

This right of indemnification conferred in our Fifth Amended and Restated By-Laws is not exclusive of any other right.

In addition, as permitted by Section 102 of the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of their fiduciary duty as directors except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

These indemnification provisions may be sufficiently broad to permit indemnification of our directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 16. Exhibits

The following Exhibits are filed herewith or incorporated herein by reference:

1.1	Form of Underwriting Agreement or Purchase Agreement.*

1.2	At Market Issuance Sales Agreement dated July 22, 2020 by and between Agenus Inc. and B. Riley FBR, Inc. filed as Exhibit 1.2 to our Registration Statement on Form S-3 (File No. 333-240006) filed on July 22, 2020 and incorporated herein by reference.

3.1	Amended and Restated Certificate of Incorporation of Antigenics Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on June 10, 2002 and incorporated herein by reference.

3.1.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Antigenics Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on June 11, 2007 and incorporated herein by reference.

3.1.2	Certificate of Ownership and Merger changing the name of the corporation to Agenus Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on January 6, 2011 and incorporated herein by reference.

3.1.3	Certificate of Second Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on September 30, 2011 and incorporated herein by reference.

3.1.4	Certificate of Third Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. filed as Exhibit 3.1.4 to our Quarterly Report on Form 10-Q (File No. 000-02089) filed on November 7, 2012 and incorporated herein by reference.

3.1.5	Certificate of Fourth Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on April 25, 2014 and incorporated by reference herein.

3.1.6	Certificate of Fifth Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on June 16, 2016 and incorporated by reference herein.

3.1.7	Certificate of Sixth Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 0-29089) filed on June 24, 2019 and incorporated herein by reference.

3.1.8	Certificate of Seventh Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on August 5, 2022 and incorporated herein by reference.

3.2	Sixth Amended and Restated By-laws of Agenus Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on March 25, 2022 and incorporated herein by reference.

3.3	Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of Agenus Inc. filed with the Secretary of State of the State of Delaware on September 24, 2003. Filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on September 25, 2003 and incorporated herein by reference.

3.4	Certificate of Designations, Preferences and Rights of the Series A-1 Convertible Preferred Stock of Agenus Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on February 5, 2013 and incorporated herein by reference.

4.1	Form of Indenture.

4.2	Form of Common Stock Certificate. Filed as Exhibit 4.1 to our Current Report on Form 8-K (File No. 000-29089) filed on January 6, 2011 and incorporated herein by reference.

4.3	Specimen certificate for shares of Preferred Stock.*

4.4	Form of Depositary Shares.*

4.5	Form of Warrant.*

4.6	Form of Stock Purchase Contract.*

4.7	Form of Senior Debt Security.*

4.8	Form of Subordinated Debt Security.*

4.9	Form of Unit Agreement.*

5.1	Opinion of Ropes & Gray LLP relating to base prospectus.

5.2	Opinion of Ropes & Gray LLP relating to sales agreement prospectus.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.2).

23.3	Consent of KPMG LLP, an independent registered public accounting firm.

24.1	Power of Attorney (included in the signature page to this Registration Statement).

25.1	Form T-1 Statement of Eligibility of Trustee under Indenture for Senior Debt Securities under the Trust Indenture Act of 1939, as amended.**

25.2	Form T-1 Statement of Eligibility of Trustee under Indenture for Subordinated Debt Securities under the Trust Indenture Act of 1939, as amended.**

107	Filing Fee Table

*	To be filed, if necessary, by post-effective amendment to this registration statement or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.
**	To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, That Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 23rd day of June, 2023.

AGENUS INC.

By:	/s/ Garo H. Armen, Ph.D.
Garo H. Armen, Ph.D.
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Garo H. Armen, Robin E. Abrams and Christine M. Klaskin, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all supplements amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the dates indicated by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ Garo H. Armen, Ph.D. Garo H. Armen, Ph.D.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	June 23, 2023

/s/ Christine M. Klaskin Christine M. Klaskin	Vice President, Finance (Principal Financial and Accounting Officer)	June 23, 2023

/s/ Brian Corvese Brian Corvese	Director	June 23, 2023

Susan Hirsch /s/ Susan Hirsch	Director	June 23, 2023

/s/ Allison Jeynes-Ellis Allison Jeynes-Ellis	Director	June 23, 2023

/s/ Timothy R. Wright Timothy R. Wright	Director	June 23, 2023